November 28, 2001

SECURITIES AND EXCHANGE COMMISSION

450 5TH STREET NW

WASHINGTON, D.C.  20549

Gentlemen:

I have read Item 4 of Form 8-k dated November 29, 2001 of Supreme Hospitality and are in agreement with the statements made.

Yours truly,

/s/ Braverman & Company, P.C.